EXHIBIT 10.1

AMENDMENT
TO
UNITED COMMUNITY BANKS, INC.
2000 KEY EMPLOYEE STOCK OPTION PLAN
(As Amended And Restated Effective As of March 15, 2007)

THIS AMENDMENT made as of this 20th day of March, 2012, by UNITED COMMUNITY BANKS, INC. (the “Company”);

WITNESSETH:

WHEREAS, the Company has previously established the United Community Banks, Inc. 2000 Key Employee Stock Option Plan, which plan was amended and restated effective as of March 15, 2007 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to increase the aggregate number of Shares available for issuance under the Plan;

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Section 4.1(a) is amended by deleting the present section in its entirety and substituting the following in lieu there of:

“4.1  Number of Shares.

(a)  Subject to adjustment as provided in Section 4.3, the total number of Shares which are available for issuance under the Plan shall be increased by 612,000 Shares to a total of 900,000 Shares.  The number of Shares set forth in the preceding sentence and the other provisions of this Section 4.1 reflect the Company’s 1-for-5 reverse stock split that became effective on June 20, 2011.  Awards outstanding prior to June 20, 2011 have also been adjusted as provided in Section 4.3 to reflect the 1-for-5 reverse stock split.  Other than Awards of Options or SARs or Awards that must be settled in cash, the number of Shares reserved under the Plan that may be granted in the form of other Awards (“Full Value Grants”) will be 1,000,000 Shares, provided that Full Value Grants in excess of 1,000,000 Shares may be made and, in such event, will be counted against the Plan maximum so that the maximum is reduced by one and one-half (1.5) Shares for each Share subject to the Full Value Grants.  The maximum number of Shares available for grant as ISOs under the Plan shall be exactly the same as the total maximum number of Shares that may be issued pursuant to this Section 4.1.  The Shares to be issued pursuant to the Plan may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.

1

2.

The amendment to Section 4.1(a) of the Plan set forth in this Amendment is subject to approval of such amendment by the shareholders of the Company at a meeting duly called for such purpose and upon such approval, the amendment to Section 4.1(a) shall become effective.  The other provisions of this Amendment shall become effective upon their adoption by the Board of Directors of the Company.  Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette

Name:	Rex S. Schuette

Title:	EVP & Chief Financial Officer

2

AMENDMENT
TO
UNITED COMMUNITY BANKS, INC.
2000 KEY EMPLOYEE STOCK OPTION PLAN
(As Amended And Restated Effective As of March 15, 2007)

THIS AMENDMENT made as of this 20th day of March, 2012, by UNITED COMMUNITY BANKS, INC. (the “Company”);

WITNESSETH:

WHEREAS, the Company has previously established the United Community Banks, Inc. 2000 Key Employee Stock Option Plan, which plan was amended and restated effective as of March 15, 2007 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to increase the aggregate number of Shares available for issuance under the Plan, to provide that Directors of the Company are eligible to participate in the Plan and to make certain changes to the Plan;

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.
Section 1.2 is amended by deleting the first sentence of the present section and substituting the following in lieu thereof:

“The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership in the Company by Directors of the Company and by key employees of the Company and its subsidiaries who are responsible for its future growth and continued success.”

2.

Section (x) of Article 2 is amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“(x) “Participant” means a Director or an Employee who has been determined by the Committee to contribute significantly to the profits or growth of the Company and who has been granted an Award under the Plan which is outstanding.”

3.

Article 2 is amended by the addition of a new section (jj), reading as follows:

“(jj)   “Net-Exercise” means a procedure by which the Participant will be issued a number of whole Shares upon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where

“N” = the number of Shares to be issued to the Participant upon exercise of the Option;

“X” = the total number of Shares with respect to which the Participant has elected to exercise the Option;

“A” = the Fair Market Value of one (1) Share determined on the exercise date; and

“B” = the exercise price per Share (as defined in the Participant’s Award Agreement).”

4.

Section 3.2 is amended by deleting the first phrase of the present section and substituting the following in lieu thereof:

“Subject to the provisions of the Plan, the Committee (or the Board in the case of Directors) shall have the full power to select the Directors and the Employees who are responsible for the future growth and success of the Company who shall participate in the Plan (who may change from year to year);”

5.

Section 4.1 is amended by deleting the present section in its entirety and substituting the following in lieu there of:

“4.1  Number of Shares.

(a)  Subject to adjustment as provided in Section 4.3, the total number of Shares which are available for issuance under the Plan shall be increased by 938,000 Shares to a total of 2,050,000 Shares.  The number of Shares set forth in the preceding sentence and the other provisions of this Section 4.1 reflect the Company’s 1-for-5 reverse stock split that became effective on June 20, 2011.  Awards outstanding prior to June 20, 2011 have also been adjusted as provided in Section 4.3 to reflect the 1-for-5 reverse stock split.  Other than Awards of Options or SARs or Awards that must be settled in cash, the number of Shares reserved under the Plan that may be granted in the form of other Awards (“Full Value Grants”) will be 1,000,000 Shares, provided that Full Value Grants in excess of 1,000,000 Shares may be made and, in such event, will be counted against the Plan maximum so that the maximum is reduced by one and one-half (1.5) Shares for each Share subject to the Full Value Grants.  The maximum number of Shares available for grant as ISOs under the Plan shall be exactly the same as the total maximum number of Shares that may be issued pursuant to this Section 4.1.  The Shares to be issued pursuant to the Plan may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.

(b)  The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i)  If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Rights, Restricted Stock Units, Performance Shares (“Returned Shares”), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan (with Returned Shares relating to Full Value Grants above the 1,000,000 Share limit counting as 1.5 Shares).

(ii)  Each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award (until the 1,000,000 Share limit for Full Value Grants has been exceeded).  Performance Shares that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance.  Each Stock Appreciation Right to be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares that are actually issued upon exercise and settlement of the Stock Appreciation Right.  Stock Appreciation Rights that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance.  In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

(iii)  Each Restricted Stock Unit that may be settled in Shares shall be counted as one Share subject to an award (until the 1,000,000 Share limit for Full Value Grants has been exceeded).  Restricted Stock Units that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance under the Plan.

(iv)  In applying the provisions of this Section 4.1, Shares that are used to exercise an Award (including through a Net Exercise or attestation) or Shares withheld or surrendered for payment of tax withholding obligations shall be counted as issued and reduce the number of Shares available for issuance under the Plan.”

6.

Section 4.2 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“4.2  Individual Limits.  Except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with Section 162(m) of the Code, for purposes of Awards to an individual who is a Named Executive Officer, the following rules shall apply to Awards under the Plan:

(a)  Options and SARs.  The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant shall be 100,000 Shares.

(b)  Restricted Stock, Restricted Stock Units and Performance Shares.  The maximum aggregate number of Shares of Restricted Stock, number of Restricted Stock Units and Performance Shares that may be granted pursuant to Awards in any one calendar year to any one Participant shall be 100,000 Shares.”

7.

Article 5 is amended by deleting the first sentence of the present Article and substituting the following in lieu thereof:

“Any Director or any key Employee of the Company or any Subsidiary, including any such Employee who is also a director of the Company or any Subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company or any Subsidiary shall be eligible to receive an Award under the Plan.”

8.

Section 6.6 is amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“6.6  Payment.  Options shall be exercised by the delivery of a notice of exercise to the Company through such electronic, written or other means as may be specified by the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The Option Price upon exercise of any Option shall be payable to the Company in full, either:  (a) in cash, (b) cash equivalent approved by the Committee, (c) if provided for by the Committee in the Agreement, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for six months, if required for accounting purposes, and for the period required by law, if any, prior to their tender to satisfy the Option Price), (d) by delivery of a proper notice electing a Net Exercise, or (e) by any combination of the foregoing.  The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.  As soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant or credit to an account in the Participant’s name, Shares in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on any certificates delivered representing such Shares.”

9.

Section 13.1 is amended by adding the following paragraph at the end of the present section:

“Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation that is subject to the rules under Section 409A becomes payable under this Plan by reason of a Change in Control (as opposed to another event, such as a separation from service), such amount shall become payable only if the event constituting  a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.”

10.

Article 11 is amended by changing the heading of such Article to “DEFERRALS; SECTION 409A COMPLIANCE” and adding the following paragraph at the end of the present section:

“The Plan shall at all times be interpreted and operated in compliance with the requirements of Section 409A.  Any action that may be taken (and, to the extent possible, any action actually taken) by the Company or the Committee shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A or would result in a “plan failure” under Section 409A.  Any provision in the Plan that is determined to violate the requirements of Section 409A or that would result in a “plan failure” under Section 409A shall be void and without effect.  In addition, any provision that is required to appear in the Plan in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth.  The Company and the Committee shall have the authority to delay the commencement of all or a part of the payments to a Participant under the Plan  if the Participant is a “key employee” of the Company (as determined by the Company in accordance with procedures established by the Company that are consistent with Section 409A) to a date that is six months after the date of Participant’s separation from service (and on such date the payments that would otherwise have been made during such six-month period shall be made), but only to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Company and the Committee will take into account any transitional rules and exemption rules available under Section 409A.”

11.

Article 12 is amended by the addition of a new Section 12.3 reading as follows:

“12.3  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement, Profit Sharing or other deferred compensation plans (whether qualified or non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.”

12.

The amendments to the Plan set forth in sections 1, 2, 4, 5, 6 and 7 of this Amendment are subject to approval of such amendments by the shareholders of the Company at a meeting duly called for such purpose.  The other provisions of this Amendment shall become fully effective upon their adoption by the Board of Directors of the Company.  Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette

Name:	Rex S. Schuette

Title:	EVP & Chief Financial Officer